Exhibit 10.2

SALE AGREEMENT

dated as of [                    ],

between

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

and

BANK OF AMERICA AUTO TRUST 20[    ]-[  ]

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EXHIBIT A Form of Assignment

SCHEDULE I	Notice Addresses

SCHEDULE II	Eligibility Representations

SCHEDULE III	Perfection Representations, Warranties and Covenants

APPENDIX A	Definitions

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THIS SALE AGREEMENT is made and entered into as of [                    ] (as amended from time to time, this “Agreement”) by BANK OF AMERICA AUTO TRUST 20[    ]-[  ], a Delaware statutory trust (the “Issuer”), and BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC, a Delaware limited liability company (the “Depositor”).

WITNESSETH:

WHEREAS, the Issuer desires to purchase from the Depositor a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles, light-duty trucks and similar vehicles; and

WHEREAS, the Depositor is willing to transfer, sell, contribute and assign such portfolio of motor vehicle receivables and related property to the Issuer on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions.  Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions.  For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

Sale Agreement

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Transfer, Sell, Contribute and Assign on the Closing Date.  On the terms and subject to the conditions set forth in this Agreement, the Depositor does hereby irrevocably transfer, sell, contribute and assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the following property and identified in an Assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date (collectively, the “Purchased Assets”):

(i)        all right, title and interest of the Depositor in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii)        the interest of the Depositor in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii)        the interest of the Depositor in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv)        the interest of the Depositor in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v)        [all right, title and interest of the Depositor in, to and under the [intermediate purchase agreements], including the right to cause [intermediate purchasers], to repurchase Receivables under certain circumstances;]

(vi)        all of the Depositor’s rights to the Receivable Files; and

(vii)        the interest of the Depositor in any proceeds of the property described in clauses (i) and (ii) above.

The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Depositor, [any intermediate purchaser] or any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of this Agreement, the Depositor and the Issuer hereby acknowledge that [BANA] expressly retains all, and has not transferred hereunder any, of its rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the Issuer or its affiliates, subsidiaries, assignees or transferees.

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SECTION 2.2 Consideration and Payment.  In consideration of the transfer, sale, contribution and assignment of the Purchased Assets conveyed to the Issuer on the Closing Date, the Issuer shall pay to the Depositor on such date an amount equal to the estimated fair market value of the Purchased Assets, which amount shall be paid (a) by delivery of the Notes to or upon the order of the Depositor and (b) by delivery of the Certificates to or upon the order of the Depositor.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Depositor.  The Depositor makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)        Existence and Power. The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of a material portion of the Receivables listed on the Schedule of Receivables or any other part of the Purchased Assets.

(b)        Authorization and No Contravention. The execution, delivery and performance by the Depositor of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Depositor and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Depositor is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents).

(c)        No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables listed on the Schedule of Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents.

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(d)        Binding Effect. Each Transaction Document to which the Depositor is a party constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)        No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under this Agreement or any of the other Transaction Documents or (iv) relating to the Depositor that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)        Lien Filings. The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.

SECTION 3.2 Representations and Warranties of the Depositor regarding the Receivables.  The Depositor makes the representations and warranties set forth on Schedule II with respect to the Receivables listed on the Schedule of Receivables, on which the Issuer relies in purchasing such Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables listed on the Schedule of Receivables by the Depositor to the Issuer pursuant to this Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Depositor shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor.

SECTION 3.3 Repurchase upon Breach.  (a) Upon discovery by or notice to the Issuer or the Depositor of a breach of any of the representations and warranties described in Section 3.2 with respect to any Receivable listed on the Schedule of Receivables at the time such representations and warranties were made which materially and adversely affects the interests of the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party hereto; provided, that delivery of the Monthly Servicer Report, which identifies that Receivables are being or have been repurchased, shall be deemed to constitute prompt notice of such breach; provided, further, the failure to give such notice shall not affect any obligation of the Depositor hereunder. If the breach materially and adversely affects the interests of the Noteholders, then the Depositor shall either (i) correct or cure such breach or (ii) purchase (or cause to be purchased) such Receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of the Depositor, the last day of the first Collection Period) following the date the Depositor became aware of or was notified of such breach. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Issuer (or its

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assignee) to collect, receive and retain timely payment in full on such Receivable, including Liquidation Proceeds. Any such purchase by the Depositor shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, the Depositor shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing (or causing to be deposited) such amount into the Collection Account on the Business Day prior to the Payment Date immediately following the date of such repurchase. Upon payment of such Repurchase Price by the Depositor, the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Depositor to evidence such release, transfer or assignment or more effectively vest in the Depositor or its designee any Receivable listed on the Schedule of Receivables and related Purchased Assets repurchased pursuant to this Section 3.3. It is understood and agreed that the right to cause the Depositor to repurchase [(or to enforce the obligation of the [intermediate purchasers] under the [intermediate purchase agreements] to repurchase) any Receivable listed on the Schedule of Receivables as described above shall constitute the sole remedy respecting such breach available to the Issuer.

(b)        [In addition to the foregoing repurchase obligations, if the interest of the Issuer in any Receivable listed on the Schedule of Receivables is materially and adversely affected by a breach by the [intermediate purchasers] of a representation or warranty relating to such Receivable in the [intermediate purchase agreements], the Depositor shall repurchase such Receivable from the Issuer but only if the [applicable intermediate purchaser], shall in fact repurchase such Receivable. The Depositor shall promptly remit into the Collection Account the purchase price paid with respect to such Receivable.]

SECTION 3.4 Protection of Title.

(a)        The Depositor shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables listed on the Schedule of Receivables and the other Purchased Assets. The Depositor shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)        The Depositor will notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Depositor’s organizational structure as a limited liability company, (ii) any change in the Depositor’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Depositor’s name, and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Issuer to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Depositor will at all times maintain its “location” within the United States.

(c)        The Depositor shall maintain (or shall cause the Servicer to maintain) its computer systems so that, on and after the conveyance under this Agreement of the Receivables listed on the Schedule of Receivables on the Closing Date, the master computer records

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(including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Issuer (or any subsequent assignee of the Issuer) in such Receivable and that such Receivable is owned by such Person.

(d)        If at any time the Depositor shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Depositor shall give to such prospective purchaser, lender or other transferee computer tapes, Records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable listed on the Schedule of Receivables, shall indicate clearly that such Receivable has been sold and is owned by the Issuer (or any subsequent assignee of the Issuer).

SECTION 3.5 Other Liens or Interests.  Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Depositor shall not sell, pledge, assign or transfer the Receivables listed on the Schedule of Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Depositor shall defend the right, title and interest of the Issuer in, to and under such Receivables or other property transferred to the Issuer against all claims of third parties claiming through or under the Depositor.

SECTION 3.6 Perfection Representations, Warranties and Covenants.  The Depositor hereby makes the perfection representations, warranties and covenants attached hereto as Schedule III to the Issuer, and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Purchased Assets.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a)        Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables listed on the Schedule of Receivables and related Purchased Assets shall not be treated as property of the Depositor’s estate in the event of a bankruptcy or insolvency of the Depositor. The sales and transfers by the Depositor of the Receivables and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Depositor, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Depositor are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

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(b)        Notwithstanding the foregoing, in the event that the Receivables listed on the Schedule of Receivables and other Purchased Assets are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in such Receivables and other Purchased Assets, then it is intended that:

(i)        This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)        The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor of, and the Depositor hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables listed on the Schedule of Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Depositor hereunder;

(iii)        The possession by the Issuer or its agent of the Receivables Files related to the Receivables listed on the Schedule of Receivables and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)        Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc.  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile, and addressed in each case as specified on Schedule I hereto or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE

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OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings.  The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a)        Any term or provision of this Agreement may be amended by the Depositor with prior written notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Issuer [, the Swap Counterparty], the Owner Trustee, the [intermediate purchasers] or any other Person subject to subsection (d) of this Section 4.6; provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee, and the Owner Trustee materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment; provided further, that in the case of any amendment pursuant to this Section 4.6(a), such amendment shall not, as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as indebtedness for federal income tax purposes, (ii) be deemed to cause, for federal income tax purposes, a taxable exchange of the Notes or (iii) cause the Issuer (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(b)        Subject to subsection (d) of this Section 4.6, this Agreement (including Appendix A) may also be amended from time to time by the Depositor with the consent of the Holders of the Notes evidencing not less than a majority of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)        Prior to the execution of any such amendment to this Agreement, the Depositor shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Depositor shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(d)        Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of

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Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would materially and adversely affect the Owner Trustee’s, Indenture Trustee’s, [the Swap Counterparty’s] or the Administrator’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such party.

SECTION 4.7 Waivers.  No failure or delay on the part of the Issuer, the Depositor or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer or the Depositor in either case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement.  The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement.  By execution below, the Depositor expressly acknowledges and consents to sale of the Purchased Assets and the pledge, assignment and grant of a security interest in the Receivables listed on the Schedule of Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Depositor hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement.

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SECTION 4.12 Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant.  Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (a) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (b) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)        consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2;

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)        to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders [, the Swap Counterparty] and their

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respective successors and permitted assigns and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 4.16 Limitation of Liability.  Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [                                    ], not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 4.17 [Limitations of Rights].  All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BANK OF AMERICA AUTO TRUST 20[ ]-[ ]

By:	[ ], not in its individual capacity but solely as Owner Trustee

By: _______________________________
Name:
Title:

S-1	Sale Agreement

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

By:

Name:
Title:

S-2	Sale Agreement

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO SALE AGREEMENT

[                    ]

For value received, in accordance with the Sale Agreement dated as of [                    ], between Bank of America Auto Trust 20[    ]-[    ] (the “Issuer”), and Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company (the “Depositor”) (the “Agreement”), on the terms and subject to the conditions set forth in the Agreement, the Depositor does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer on the date hereof without recourse (subject to the obligations in the Agreement), all right, title and interest of the Depositor, whether now owned or hereafter acquired, in, to and under the following property, which sale shall be effective as of the Cut-Off Date:

(i)        all right, title and interest of the Depositor in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii)        the interest of the Depositor in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii)        the interest of the Depositor in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv)        the interest of the Depositor in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v)        [all right, title and interest of the Depositor in, to and under the [intermediate purchase agreements], including the right to cause [intermediate purchasers] to repurchase Receivables under certain circumstances;]

(vi)        all of the Depositor’s rights to the Receivable Files; and

(vii)        the interest of the Depositor in any proceeds of the property described in clauses (i) and (ii) above.

The foregoing sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Depositor, [any intermediate purchaser], any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of the Agreement, the Depositor and the Issuer hereby acknowledge that [BANA] expressly retains all, and has not transferred hereunder any, of its

A-1	Sale Agreement

rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the Issuer or its affiliates, subsidiaries, assignees or transferees.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank]

A-2	Sale Agreement

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC, as Depositor

By:

Name:
Title:

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SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

Bank of America Auto Trust 20[    ]-[  ]

[                                                 ]

with copies to the Depositor and the Indenture Trustee

If to the Depositor:

Bank of America Auto Receivables Securitization, LLC

Bank of America Corporate Center

100 N. Tryon St.

Charlotte, NC 28255

Mail Code: NC1-007-06-82

Facsimile: (980) 387-6838

[Intermediate Purchaser Information]

If to BANA:

Bank of America, N.A.

Bank of America Corporate Center

100 N. Tryon St.

Charlotte, NC 28255

Mail Code: NC1-007-06-82

Facsimile: (980) 386-9936

If to the Servicer:

Bank of America, National Association

Bank of America Office Park

9000 Southside Blvd., Building 100

Jacksonville, FL 32256-0793

If to the Indenture Trustee:

[                        ]

If to the Owner Trustee:

[                        ]

I-1	Sale Agreement

[If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center at 250 Greenwich Street

New York, NY 10007

Facsimile: (212) 298-7139

Attention: ABS Monitoring Department]

[If to S&P:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Facsimile: (212) 438-2660

Attention: Asset Backed Surveillance Group]

[If to Fitch:

Fitch, Inc.

One State Street Plaza

New York, NY 10004

Attention: Asset Backed Surveillance]

[Other NRSRO]

[If to Swap Counterparty:]

[                        ]

I-2	Sale Agreement

SCHEDULE II

ELIGIBILITY REPRESENTATIONS

In accordance with Section 3.2 of this Agreement, the Depositor makes the representations and warranties set forth on this Schedule II with respect to the Receivables listed on the Schedule of Receivables.

(i)        Characteristics of Receivables. Each Receivable as of the Cut-Off Date:

(A)        is secured by a Financed Vehicle and was originated in the United States by (1) a Dealer located in the United States for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto, was purchased by BANA from such Dealer under an existing agreement between Dealer and BANA was validly assigned by such Dealer to BANA in accordance with its terms or (2) by BANA in the ordinary course of BANA’s business and was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto;

(B)        is a Simple Interest Receivable;

(C)        provides for level scheduled monthly payments (provided that the payment in the first month and the final month of the life of the Receivable may be different by no more than three times the amount of the level payment) that shall amortize the Amount Financed of such Receivable at its origination by maturity and shall yield interest at the APR;

(D)        is payable in U.S. dollars by an Obligor that is domiciled in the United States with a mailing address in the United States;

(E)        contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(F)        as of the Cut-Off Date, was not a Receivable that was a Delinquent Receivable for more than [29] days, a Defaulted Receivable or secured by a Financed Vehicle that has been repossessed and the related Obligor, to the Depositor’s knowledge as of the Cut-Off Date, has not filed or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

(G)        has an original term to maturity of not less than [    ] and not greater than [    ] months and, as of the applicable Cut-Off Date, a remaining term of not less than [    ] months and not greater than [    ] months;

(H)        the Amount Financed as of the Cut-Off Date of greater than or equal to $[            ] and less than or equal to $[            ];

(I)        has a maturity date on or prior to [            ];

II-1	Sale Agreement

(J)        has an APR of not less than [    ]% and not more than [    ]%; and

(K)        the related Obligor had a FICO score of not less than [    ] at the time of the origination of such Receivable.

(ii)        Creation, Perfection and Priority of Security Interests.

(A)        While it is the intention of Depositor and Issuer that the transfer and assignment contemplated by this Agreement shall constitute a sale of the related Purchased Assets from Depositor to Issuer, this Agreement shall create a valid and continuing security interest (as defined in the applicable UCC) in the related Purchased Assets in favor of Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Depositor.

(B)        The Receivables constitute either “tangible chattel paper” or “electronic chattel paper”, each within the meaning of the applicable UCC.

(C)        Depositor has caused or will have caused, within ten days after the related Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Receivable sold to Issuer hereunder.

(D)        BANA, as Custodian and Servicer or through a sub-contractor or subservicer as permitted by the Servicing Agreement, has in its possession all original copies of the related Receivables Files related to the Receivables listed on the Schedule of Receivables and other documents that constitute or evidence such Receivables and the related Purchased Assets. Such Receivables Files and other documents that constitute or evidence such Purchased Assets do not have any marks or notations indicating that any ownership or security interest therein has been pledged, assigned or otherwise conveyed to any Person other than Issuer.

(iii)        Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects, and no selection procedures believed to be adverse to Issuer or its assignees were utilized in selecting such Receivables.

(iv)        Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, in respect of any of the Receivables and other Purchased Assets, have been complied with in all material respects, and each Receivable and the sale of the related Financed Vehicle evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made.

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(v)        Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vi)        Security Interest in Financed Vehicle. The Depositor has a validly perfected first priority security interest in each Receivable, and immediately prior to the sale, transfer and assignment thereof pursuant hereto, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Originator as secured party or all necessary and appropriate action had been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Originator as secured party.

(vii)        Receivables In Force. As of the Cut-Off Date, no such Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part.

(viii)        No Waiver. As of the Cut-Off Date, no provision of a Receivable has been, or will be, waived, extended, deferred, amended, adjusted, altered or modified in any respect except for waivers, extensions, deferrals, amendments, adjustments, alterations or modifications that are consistent with the Customary Servicing Practices.

(ix)        No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any such Receivable.

(x)        No Liens. To the best of Depositor’s knowledge: (1) there are no liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle securing any such Receivable that are or may be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by such Receivable; (2) no contribution failure has occurred with respect to any Pension Plan which is sufficient to give rise to a lien under Section 303(k) of ERISA with respect to any such Receivable; and (3) no tax lien has been filed and no claim related thereto is being asserted with respect to any such Receivable.

(xi)        Insurance. Each Obligor under such Receivables is required to maintain a physical damage insurance policy of the type that BANA or its Affiliates requires in accordance with their customary underwriting standards for the purchase or origination of automotive receivables.

(xii)        Good Title. No such Receivable or the related Purchased Assets, as applicable, has been sold, transferred, assigned or pledged by Depositor to any Person other than Issuer; immediately prior to the conveyance of such Receivables and the related Purchased Assets pursuant to this Agreement, Depositor had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Agreement, Issuer shall have all of the right, title and interest of Depositor to such Receivables, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

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(xiii)        Lawful Assignment. No such Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement.

(xiv)        All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give Issuer a first priority perfected ownership interest in the Receivables shall have been made.

(xv)        One Original. There is only one executed original, electronically authenticated original or authoritative copy of each such Receivable.

(xvi)        Electronic Chattel Paper. As of the Cut-Off Date, such Receivable did not cause the aggregate Amount Financed of all Receivables that constitute “electronic chattel paper” (as defined in the UCC) to exceed [    ]% of the Initial Pool Balance.

(xvii)        Prepayments. Each Receivable requires the Obligor thereunder to pay, upon any prepayment of such Receivable, an amount that is not less than the Amount Financed of such Receivable plus interest accrued at the applicable Annual Percentage Rate to the date of the prepayment.

(xviii)        No Government Obligor. The Obligor on each Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

(xix)        No Undocumented Extensions or Modifications. No extension or modification has been made with respect to any Receivable other than as evidenced in the Receivable File relating thereto.

(xx)        No Fraud or Misrepresentation. Each Receivable was originated by the applicable Originator and was sold by the Depositor to the Issuer without any fraud or misrepresentation on the part of the applicable Originator or the Depositor.

(xxi)        Force-Placed Insurance. No Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle.

(xxii)        No Documents or Instruments. No such Receivable or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” (as such terms are used in the UCC).

II-4	Sale Agreement

SCHEDULE III

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, the Depositor hereby represents, warrants, and covenants to the Issuer as follows on the Closing Date:

General

1.        This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

2.        The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3.        Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party.

Creation

4.        Immediately prior to the sale, transfer, assignment and conveyance of the Receivables by the Depositor to the Issuer, the Depositor owned and had good and marketable title to such Receivables free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5.        The Depositor has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6.        The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and the Custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

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7.        With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Custodian and the Indenture Trustee has received a written acknowledgment from the Custodian that such Person (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii)	The Custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Custodian that such Person is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8.        The Depositor has not authorized the filing of, and is not aware of, any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of [intermediate purchased assets] by [intermediate seller] to the [intermediate purchaser] under the [intermediate purchase agreement], (ii) relating to the conveyance of Receivables by the Depositor to the Issuer under this Agreement, (iii) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9.        The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.

10.        Neither the Depositor nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.        None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12.        Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule III shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

III-2	Sale Agreement

No Waiver

13.        The parties to this Agreement shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule III, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

III-3	Sale Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Account Control Agreement” means the Account Control Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Accrued Class A Note Interest” shall mean, with respect to any Payment Date, the sum of the Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” shall mean, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means BANA, or any successor Administrator under the Administration Agreement.

“Administrator Replacement Event” has the meaning set forth in Section 8(c) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” will have meanings correlative to the foregoing.

“Aggregate Monthly Net Loss” means, with respect to any Payment Date and the related Collection Period, an amount (which may be a positive or negative number) equal to (a) the aggregate Amount Financed immediately prior to becoming a Defaulted Receivable of each Receivable newly designated as a Defaulted Receivable during such Collection Period minus (b) all Liquidation Proceeds collected during that Collection Period with respect to all Defaulted Receivables.

“Amount Financed” means, with respect to a Receivable and as of any date, the Original Amount Financed, less:

Definitions (BAAT 20[ ]-[ ])

(i)      payments received from or on behalf of the related Obligor prior to such date allocable to principal;

(ii)     any refunded portion of extended warranty protection plans costs, physical damage, credit life or disability, warranties, debt cancellation and other insurance premiums included in the Original Amount Financed and allocable to principal;

(iii)    any Repurchase Price to the extent allocable to principal; and

(iv)    any Liquidation Proceeds received on or prior to the last day of the Collection Period immediately preceding the Determination Date allocable to principal with respect to such Receivable.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices and (c) the State of North Carolina.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date, (ii) any officer of the Depositor who is authorized to act for the Depositor in matters relating to the Issuer in accordance with Section 6.7(f) of the Trust Agreement and who is identified on the list of Authorized Officers delivered by the Depositor to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (iii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to each of the Owner Trustee, the Indenture Trustee, the Administrator and the Servicer, any officer of such Person, who is authorized to act for such Person, in matters relating to such Person and who is identified on the list of Authorized Officers delivered by such Person on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

2	Definitions (BAAT 20[ ]-[ ])

“Available Collections” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account during the related Collection Period with respect to each Receivable that is to become a Repurchased Receivable for such Payment Date, [(iii) the Reserve Account Excess Amount for such Payment Date], (iv) any investment income accrued during such Collection Period from the investment of funds in the Collection Account [and the Reserve Account] [,(v) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account), (vi) amounts on deposit in the Swap Termination Payment Account that exceed the cost of entering into a Replacement Interest Rate Swap Agreement or any amounts on deposit in the Swap Termination Payment Account if the Issuer determines not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, and (vii) the amount by which any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap exceeds the payments due to the Swap Counterparty following the termination of the Interest Rate Swap Agreement following an event of default or termination event under the Interest Rate Swap Agreement.].

“Available Collections Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses first through [sixth] of Section 8.4(a) of the Indenture exceeds the Available Collections for such Payment Date (computed without giving effect to the Reserve Account Excess Amount).

“BAASC” means BA Auto Securitization Corporation, a Delaware corporation, and its successors and assigns.

“BAC” means Bank of America Corporation, a Delaware corporation, and its successors and assigns.

“BANA” means Bank of America, National Association, a national banking association, and its successors and assigns.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by

3	Definitions (BAAT 20[ ]-[ ])

such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Depositor, the Issuer, any other trust created by the Depositor or any limited liability company or corporation wholly-owned by the Depositor.

“BASHC” means Banc of America Securitization Holding Corporation, a Delaware corporation, and its successors and assigns.

“Benefit Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code or (iii) any entity deemed to hold the assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the states of Delaware, New York, [        ] or [        ], or in the state in which the Corporate Trust Office of the Indenture Trustee is located [or the principal place of business of the Swap Counterparty], are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing an undivided beneficial interest in the Issuer. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificateholder” means any Holder of a Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4[-A] Notes[, the Class A-4-B Notes] and the Class B Notes.

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4[-A] Noteholders [and the Class A-4-B Noteholders].

4	Definitions (BAAT 20[ ]-[ ])

“Class A Noteholders’ Interest Carryover Shortfall” shall mean, with respect to any Payment Date, the excess of the sum of the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-4-A Notes and the Class A-4-B Notes, at the respective Interest Rate for such Class on the Note Balance of the Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4[-A] Notes [and the Class A-4-B Notes].

“Class A-1 Final Scheduled Payment Date” shall mean the Payment Date occurring in [                ].

“Class A-1 Interest Rate” means [        ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring in [                ].

“Class A-2 Interest Rate” means [        ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

5	Definitions (BAAT 20[ ]-[ ])

“Class A-2 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2 Notes, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in [            ].

“Class A-3 Interest Rate” means [        ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4[-A] Final Scheduled Payment Date” means the Payment Date occurring in [                ].

“Class A-4[-A] Interest Rate” means [        ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4[-A] Note Balance” means, at any time, the Initial Class A-4[-A] Note Balance reduced by all payments of principal made prior to such time on the Class A-4[-A] Notes.

“Class A-4[-A] Noteholder” means the Person in whose name a Class A-4[-A] Note is registered on the Note Register.

“Class A-4[-A] Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4[-A] Notes, issued in accordance with the Indenture.

[“Class A-4-B Final Scheduled Payment Date” means the Payment Date occurring in [                ].]

[“Class A-4-B Interest Rate” means LIBOR + [        ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).]

[“Class A-4-B Note Balance” means, at any time, the Initial Class A-4-B Note Balance reduced by all payments of principal made prior to such time on the Class A-4-B Notes.]

[“Class A-4-B Noteholder” means the Person in whose name a Class A-4-B Note is registered on the Note Register.]

[“Class A-4-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4-B Notes, issued in accordance with the Indenture.]

6	Definitions (BAAT 20[ ]-[ ])

“Class B Final Scheduled Payment Date” shall mean the Payment Date occurring in [                ].

“Class B Interest Rate” means [        ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” shall mean, with respect to any Payment Date, the excess of the sum of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class B Notes for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes, at the Interest Rate for the Class B Notes on the Note Balance of the Class B Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class B Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date” means [            ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

7	Definitions (BAAT 20[ ]-[ ])

“Collection Account” means the segregated trust account established and maintained pursuant to Section 8.2(a)(i) of the Indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing at the close of business on the Cut-Off Date and ending on [            ]. As used herein and unless otherwise noted, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which immediately precedes such Payment Date.

“Collections” means all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Repurchased Receivable the Repurchase Price of which has been included in the Available Collections, (2) any Supplemental Servicing Fees or (3) any rebates or refunds of premium with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by contract or law to be refunded to the Obligor (but only to the extent such amounts are actually received by the Servicer).

“Commission” means the U.S. Securities and Exchange Commission.

“Controlling Class” shall mean, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding, in each case, Notes held by the Servicer, the Depositor or any of their respective Affiliates unless all Notes of such Class are then held by such parties).

“Corporate Trust Office” means:

(a)        as used with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at [Address] (telecopier no. [        ]), Attention: [            ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Servicer and the Owner Trustee); and

(b)        as used with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at [Address] (telecopier no. [        ]), Attention: [            ], or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Depositor).

“Cumulative Net Losses” means, as of any Payment Date, a fraction (expressed as a percentage), the numerator of which is the Aggregate Monthly Net Losses experienced on all Defaulted Receivables from the Cut-Off Date through the last day of the related Collection Period and the denominator of which is the Initial Pool Balance.

8	Definitions (BAAT 20[ ]-[ ])

“Custodian” means BANA, initially, and any replacement Custodian appointed pursuant to the Servicing Agreement.

“Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself or others, as such customary servicing practices may be changed from time to time.

“Cut-Off Date” means after the close of business on [                ].

“Dealer” means the seller of automobiles or light trucks that originated one or more of the Receivables and assigned the respective Receivables, directly or indirectly, to BANA under an existing agreement between such seller and BANA.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable (other than a Repurchased Receivable), which the Servicer has charged-off in accordance with its Customary Servicing Practices.

“Deficiency Balance” means any Defaulted Receivable regarding which the related Amount Financed after receipt of any Liquidation Proceeds (other than any Liquidation Proceeds related to the sale of a Deficiency Balance) with respect thereto is greater than zero.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquent Receivable” means a Receivable for which the related Obligor has either (i) paid less than 90% of any scheduled monthly payment or (ii) paid at least 90%, but less than 100% of any two or more scheduled monthly payments.

“Depositor” means Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company, and its successors and assigns.

“Depositor LLC Agreement” means the Limited Liability Company Agreement, dated as of September 9, 2008, between the Depositor and the BAASC, as the same may be amended and supplemented from time to time.

“Determination Date” means the 5th calendar day of each month, or if such day is not a Business Day, the preceding Business Day.

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must

9	Definitions (BAAT 20[ ]-[ ])

have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each Rating Agency providing a rating on the Notes in one of its generic rating categories which signifies investment grade. For avoidance of doubt, the institution or entity holding such Eligible Account has the discretion to invest any funds awaiting investment or distribution in such Eligible Account, in accordance with the Transaction Documents.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) so long as that depositing institution (a) has both (i) a long-term senior unsecured debt rating that is acceptable to each Rating Agency, and (ii) a short-term unsecured debt rating or certificate of deposit rating that is acceptable to each Rating Agency, and (b) whose deposits are insured by the FDIC or any successor thereto; provided, that a foreign financial institution shall be seemed to satisfy clause (b) if such foreign financial institutions meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR § 240.13k-1(b)(1)).

“Eligible Investments” shall mean any one or more of the following types of investments:

(a)        direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)        demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least “A-1”, from Moody’s of “P-1” and from Fitch of “F1”;

(c)        commercial paper (including commercial paper of any Affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least “A-1”, from Moody’s of “P-1” and from Fitch of “F-1”;

(d)        investments in money market funds (including funds for which the Depositor, the Servicer, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor’s of “AAA-m” or “AAAm-G”, from Moody’s of “Aaa” and from Fitch of “AAA”; and

10	Definitions (BAAT 20[ ]-[ ])

(e)        bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Event of Servicing Termination” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Depositor with respect to the Issuer under the Exchange Act.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4[-A] Notes, the Class A-4[-A] Final Scheduled Payment Date, [(v) the Class A-4-B Notes, the Class A-4-B Final Scheduled Payment Date] and (vi) the Class B Notes, the Class B Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light-duty truck or similar vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Pool Balance for the Collection Period immediately preceding such Payment Date; provided, however, that the First Allocation of Principal shall not exceed the Class A Note Balance of the Class A Notes (before giving effect to any principal payments made on the Class A Notes on such Payment Date); provided, further, that the First Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that class of Notes to zero.

“First Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between BANA, as seller, and the First Tier Purchaser, as amended, modified or supplemented from time to time.

“First Tier Purchased Assets” has the meaning set forth in Section 2.1 of the First Purchase Agreement.

“First Tier Purchaser” means BASHC.

11	Definitions (BAAT 20[ ]-[ ])

“Fitch” means Fitch, Inc.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, a Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means [                    ], a [                    ], not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Indenture Trustee’s Certificate” means the certificate delivered pursuant to Section 7.4 of the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Servicer and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

12	Definitions (BAAT 20[ ]-[ ])

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $[                    ].

“Initial Class A-2 Note Balance” means $[                    ].

“Initial Class A-3 Note Balance” means $[                    ].

“Initial Class A-4[-A] Note Balance” means $[                    ].

[“Initial Class A-4-B Note Balance” means $[                    ].]

“Initial Class B Note Balance” means $[                    ].

[“Initial Interest Rate Swap Agreement” means the ISDA Master Agreement, dated as of the Closing Date, between the Initial Swap Counterparty and the Issuer, the Schedule and the Credit Support Annex thereto, dated as of the Closing Date, and the Confirmations thereto, each dated as of the Closing Date, and entered into pursuant to such ISDA Master Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.]

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4[-A] Note Balance, the Initial Class A-4-B Note Balance] and the Initial Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing

“Initial Pool Balance” means $[                    ].

[“Initial Swap Counterparty” means [            ], as the swap counterparty under the Initial Interest Rate Swap Agreement.]

“Insurance Policy” means, with respect to a Receivable, an insurance policy covering physical damage, warranties, debt cancellation, credit life, credit disability, theft, mechanical breakdown or similar event with respect to the related Financed Vehicle.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes [and the Class A-4-B Notes], the actual number of days, from and including the previous Payment Date (or, in the case of the First Payment Date, from and including the Closing Date) to but excluding the current Payment Date (for example, for a Payment Date in February, the Interest Period is from and including the Payment Date in January to but excluding the Payment Date in February) and (b) with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4[-A] Notes and the Class B Notes, from and including the 15th day of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date)

13	Definitions (BAAT 20[ ]-[ ])

to but excluding the 15th day of the current month (assuming each month has 30 days). As used herein and unless otherwise notes, the “related” Interest Period with respect to any Payment Date shall be deemed to be the Interest Period that ends on such Payment Date (or, if such Payment Date is not the 15th day of the calendar month, then the Interest Period that ends on the 15th day of the calendar month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (d) with respect to the Class A-4[-A] Notes, the Class A-4[-A] Interest Rate[, (e) with respect to the Class A-4-B Notes, the Class A-4-B Interest Rate] and (f) with respect to the Class B Notes, the Class B Interest Rate.

[“Interest Rate Swap Agreement” means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means Bank of America Auto Trust 20[ ]-[ ], a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Documents” has the meaning set forth in the recitals to the Administration Agreement.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Depositor, BANA, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes[, any Swap Counterparty] and any other material transaction party identified by the Depositor or BANA to the Indenture Trustee and the Owner Trustee in writing.

[“LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such LIBOR Determination Date as determined by the Indenture Trustee; provided, however, that for the first Interest Period, LIBOR shall mean a straightline interpolated rate for deposits as determined by the Indenture Trustee based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period, as set forth in the Interest Rate Swap Agreement. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two

14	Definitions (BAAT 20[ ]-[ ])

such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consulting with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.]

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Expenses” means, with respect to a Defaulted Receivable, such reasonable amount as the Servicer determines necessary in accordance with its customary procedures to refurbish, repossess and dispense of a repurchased Financed Vehicle and applied as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer’s customary procedures, for refurbishing, repossessing and disposing of the Financed Vehicle and other out-of-pocket costs related to the liquidation.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable (including any amounts received by the Issuer in connection with the sale of any Deficiency Balance) net of the Liquidation Expenses and any amounts that are required to be refunded to the Obligor on such Receivable, but in any event not less than zero.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England and New York are authorized or obligated by law or government decree be closed.]

“Monthly Data File” has the meaning set forth in Section 4.3 of the Servicing Agreement.

“Monthly Remittance Condition” shall be deemed to be satisfied as of any Determination Date if: (i) BANA is the Servicer; (ii) the rating of BANA’s short-term unsecured debt is at least P-1 by Moody’s. is at least A-1 by Standard & Poor’s and is at least F1 by Fitch; and (iii) no Servicer Termination Event has occurred during such Collection Period.

“Monthly Servicer Report” has the meaning set forth in Section 4.3 of the Servicing Agreement.

15	Definitions (BAAT 20[ ]-[ ])

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

[“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amount with respect to regularly scheduled payments, if any, owed by the Issuer to the Swap Counterparty on the Business Day prior to each Payment Date, including prior unpaid Net Swap Payments and any interest accrued thereon, under such Interest Rate Swap Agreement; provided, that “Net Swap Payment” does not include any Swap Termination Payments.]

[“Net Swap Receipts” means, for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on the Business Day prior to each Payment Date, excluding any Swap Termination Payments.]

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4[-A] Note, [Class A-4-B Note] or Class B Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4[-A] Note Balance, [the Class A-4-B Note Balance] or the Class B Note Balance, as applicable, or with respect to all of the classes of Notes, collectively, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, between the Issuer and DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” on a Payment Date means, with respect to each Class of Notes, a seven-digit decimal figure equal to the Note Balance of such Class of Notes as of such Payment Date (after giving effect to any payment of principal on such Payment Date) divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes.

“Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4[-A] Noteholders[, the Class A-4-B Noteholders] and the Class B Noteholders.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

16	Definitions (BAAT 20[ ]-[ ])

“Obligor” means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under a Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Depositor or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Depositor or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer or the Depositor, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 6.6 of the Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 10.1 of the Indenture.

“Original Amount Financed” means, with respect to a Receivable and as of the date on which such Receivable was originated, the aggregate amount advanced under the Receivable toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of automobile and light-duty truck retail installment sale contracts or direct purchase money loans and related costs.

“Originator” means, with respect to any Receivable, [BANA].

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)        Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)        Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)        Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

17	Definitions (BAAT 20[ ]-[ ])

provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Depositor or by any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all Notes of such Class are then held by such parties, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Depositor, the Servicer or any of their respective Affiliates.

“Owner Trustee” means [                    ], a [                    ], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 15th day of each calendar month beginning [                    ], provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Pension Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by the Depositor that is subject to Title IV of ERISA, excluding any multiemployer plan (as defined in Section 3(37) of ERISA).

“Permitted Liens” means (a) any liens created by the Transaction Documents; (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Pool Balance” means (a) for any Payment Date, the aggregate Amount Financed of the Receivables (excluding Repurchased Receivables and Defaulted Receivables as of such date) as of the close of business of the last Business Day of the related Collection Period and (b) for any Collection Period, the aggregate Amount Financed of the Receivables (excluding Repurchased

18	Definitions (BAAT 20[ ]-[ ])

Receivables and Defaulted Receivables as of such date) as of the close of business on the last Business Day of such Collection Period.

“Pool Factor” on a Payment Date means a seven-digit decimal figure equal to the Pool Balance as of the end of the preceding Collection Period divided by the sum of the aggregate Amount Financed of the Receivables as of the Cut-Off Date. The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

“Post-Maturity Term Extension” has the meaning set forth in Section 3.2 of the Servicing Agreement.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account, which may be a subaccount of the Collection Account, by that name established and maintained pursuant to Section 8.2(a)(ii) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Promissory Note” has the meaning set forth in Section 2.2 of the Second Purchase Agreement.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Rating Agency” means Moody’s, Standard & Poor’s or Fitch.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event at least ten days prior to the occurrence of such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will itself cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to the Notes.

“Receivable” means a retail installment sale contract or direct purchase money loan for a Financed Vehicle and any amendments, modifications or supplements to such retail installment sale contract or direct purchase money loan that is included in the Schedule of Receivables. The term “Receivable” does not include any Repurchased Receivable or any Receivable refinanced pursuant to Section 3.2 of the Servicing Agreement.

19	Definitions (BAAT 20[ ]-[ ])

“Receivable Files” means the documents specified in Section 2.1 of the Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, if any, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Notes other than Definitive Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Indenture Trustee or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (i) the unpaid Note Balance plus (ii) all accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Reduction Event” has the meaning set forth in Section 3.2 of the Servicing Agreement.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Note Balance of the Notes on that Payment Date (before giving effect to any payments made to the Noteholders on that Payment Date) and (ii) an amount equal to the excess of: (A) (x) the Note Balance of the Notes on that Payment Date (before giving effect to any payments made to Noteholders on that Payment Date); minus (y) the sum of the First Allocation of Principal and the Second Allocation of Principal, if any, in each case for such Payment Date; over (B) the Pool Balance at the end of the related Collection Period less the Targeted Overcollateralization Amount.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

[“Replacement Interest Rate Swap Agreement” means any ISDA Master Agreement, dated after the Closing Date, between the Replacement Swap Counterparty and the Issuer, the Schedule and Credit Support Annex thereto, dated after the Closing Date, and the Confirmations thereto, each dated after the Closing Date, and entered into pursuant to such ISDA Master Agreement, and pursuant to the conditions set forth in the Initial Interest Rate Swap Agreement,

20	Definitions (BAAT 20[ ]-[ ])

as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.]

[“Replacement Swap Counterparty” means, with respect to any Swap Counterparty, any replacement Swap Counterparty under a Replacement Interest Rate Swap Agreement that satisfies the conditions set forth in the Interest Rate Swap Agreement.]

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a)        entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)        termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)        with respect to the Servicer only, the occurrence of a Servicing Termination Event;

(d)        an Event of Default;

(e)        the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee;

(f)        with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, with respect to any Repurchased Receivable purchased by BANA, the Servicer, the First Tier Purchaser, the Second Tier Purchaser or the Depositor, a price equal to the outstanding Amount Financed (calculated without giving effect to clause (iv) contained in the definition of such term) of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by BANA, the Servicer, the First Tier Purchaser, the Second Tier Purchaser or the Depositor, as applicable.

“Repurchased Receivable” means any Receivable that is repurchased pursuant to Section 3.3 of the First Purchase Agreement, Section 3.3 of the Second Purchase Agreement, Section 3.3 of the Third Purchase Agreement, Section 3.3 of the Sale Agreement or Section 3.7 of the Servicing Agreement, as applicable.

“Reserve Account” means the account by that name established and maintained pursuant to Section 8.2 of the Indenture.

21	Definitions (BAAT 20[ ]-[ ])

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Collections Shortfall Amount, if any for such Payment Date, or (b) the amount on deposit in the Reserve Account on such Payment Date. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses first through [sixth] of Section 8.4(a) of the Indenture would be sufficient to pay in full the aggregate Outstanding Note Balance of all of the Notes, then the Reserve Account Draw Amount will include such additional amount as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance.

“Responsible Officer” means, (a) with respect to the Indenture Trustee or Note Registrar, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Finances Services Officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer or Depositor, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, among the Depositor and the Issuer, as the same may be amended, modified or supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 7.15 of the Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

22	Definitions (BAAT 20[ ]-[ ])

“Schedule of Receivables” means, as the context may require, the electronic data file setting forth account-level data identified by account number evidencing the Receivables that have been sold, assigned, transferred or contributed to the First Tier Purchaser by BANA, to the Second Tier Purchaser by the First Tier Purchaser, to the Depositor by the Second Tier Purchaser and to the Issuer by the Depositor on the Closing Date, with such additions and deletions as made in accordance with the Transaction Documents.

“Second Allocation of Principal” means, with respect to any specified Payment Date, an amount equal to the excess, if any, of (a)(i) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) minus (ii) the First Allocation of Principal for such Payment Date over (b) the Pool Balance for the Collection Period immediately preceding such Payment Date; provided, however, that the Second Allocation of Principal shall not exceed the sum of the Class A Note Balance and Class B Note Balance (before giving effect to any principal payments on the Notes on such Payment Date) minus the First Allocation of Principal for such Payment Date; provided, further, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal); provided, further if amounts on deposit in the Reserve Account will be included in the Reserve Account Draw Amount on any Payment Date in accordance with the provisions set forth in the second sentence of the definition of Reserve Account Draw Amount, then, the Second Allocation of Principal for such Payment Date will mean an amount equal to the aggregate Outstanding Balance of the Notes.

“Second Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the First Tier Purchaser, as seller and the Second Tier Purchaser, as amended, modified or supplemented from time to time.

“Second Tier Purchased Assets” has the meaning set forth in Section 2.1 of the Second Purchase Agreement.

“Second Tier Purchaser” means BAASC.

“Securities Act” means the Securities Act of 1933, as amended.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.]

“Servicer” means BANA, in its capacity as servicer under the Servicing Agreement.

“Servicing Agreement” means the agreement, dated as of the Closing Date, between BANA, as Servicer and Custodian, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

23	Definitions (BAAT 20[ ]-[ ])

“Servicing Fee” means, for any Payment Date (other than the initial Payment Date), will be an amount equal to the product of (A) one twelfth, (B) the Servicing Fee Rate and (C) the Pool Balance as of the last day of the related Collection Period immediately preceding the related Collection Period. The Servicing Fee for the initial payment date will be an amount equal to the sum of (A) the product of (1) one-twelfth, (2) the Servicing Fee Rate and (3) the Initial Pool Balance plus (B) the product of (1) one-twelfth, (2) the Servicing Fee Rate and (3) the Pool Balance of the Receivables as of [            ].

“Servicing Fee Rate” means [1.00]% per annum.

“Servicing Termination Event” has the meaning set forth in Section 6.1 of the Serving Agreement.

“Similar Law” means any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Specified Reserve Account Balance” means, $[                ], which is approximately [        ]% of the aggregate Initial Pool Balance.

“STAMP” has the meaning set forth in Section 2.4(d) of the Indenture.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement where the Swap Counterparty is the “defaulting party” or “sole affected party” (other than with respect to, “illegality”, or a “tax event”, as each such term is defined in the Interest Rate Swap Agreement) because of an “event of default” or “termination event” under the Internet Rate Swap Agreement.]

24	Definitions (BAAT 20[ ]-[ ])

“Supplemental Servicing Fees” means any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the Receivables during each Collection Period.

[“Swap Collateral Account” means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the “Swap Collateral Account” which shall be held in trust for the benefit of the Noteholders established pursuant to Section 2.16(e) of the Indenture.]

[“Swap Counterparty” means the Initial Swap Counterparty and any Replacement Swap Counterparty.]

[“Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.]

[“Swap Termination Payment” means any payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon, due to a termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” under the Interest Rate Swap Agreement.]

[“Swap Termination Payment Account” means an Eligible Account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the Noteholders and the Swap Counterparty pursuant to Section 2.16 of the Indenture.]

“Targeted Overcollateralization Amount” means, for any Payment Date, the greater of (a) [        ]% of the Pool Balance on such Payment Date and (b) [        ]% of the Initial Pool Balance.

“Third Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the Second Tier Purchaser, as seller and the Depositor, as amended, modified or supplemented from time to time.

“Third Tier Purchased Assets” has the meaning set forth in Section 2.1 of the Third Purchase Agreement.

“Third Tier Purchaser” means the Depositor.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale Agreement, the Servicing Agreement, the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement, [each Interest Rate Swap Agreement,] the Trust Agreement, the Account Control Agreement and the Administration Agreement, as the same may be amended or modified from time to time.

“Transfer Agreements” means the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement and the Sale Agreement.

25	Definitions (BAAT 20[ ]-[ ])

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 8.2(a)(ii) of the Indenture.

“Trust Agreement” means the Trust Agreement, dated as of [                        ], as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Purchased Assets, (ii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein)[, (iii) all of the Issuer’s rights under the Interest Rate Swap Agreement and payments made by the Swap Counterparty under the Interest Rate Swap Agreement] and (iv) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriter” or “Underwriters” means collectively, [                ], [                ], [                ] and [                ], as underwriters of the Notes from Depositor.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [        ], 2010, among [                    ], as underwriter and as representative of the Underwriters, the other Underwriters party thereto, BANA and the Depositor.

“United States,” “U.S.” or “USA” means the United States of America (including all states, the District of Columbia, political subdivisions and territories thereof).

“U.S. Tax Person” means a Person that is a “U.S. person” as defined in Section 7701(a)(30) of the Code, generally including:

(a)        a citizen or resident of the United States;

(b)        a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

26	Definitions (BAAT 20[ ]-[ ])

(c)        an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d)        a trust if a U.S. court is able to exercise primary supervision over the administration of the Trust and one or more U.S. Persons have the authority to control all substantial decisions of the Trust or a Trust that has elected to be treated as a U.S. Person.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

27	Definitions (BAAT 20[ ]-[ ])